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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 17, 2003

Packaging Corporation of America
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15399 (Commission File Number)	36-4277050 (IRS Employer Identification No.)
1900 West Field Court, Lake Forest, Illinois 60045 (Address of Principal Executive Offices, including Zip Code)
(847) 482-3000 (Registrant's Telephone Number, Including Area Code)

Item 5.    Other Event

        On July 17, 2003, Packaging Corporation of America (the "Company" or "PCA") announced the pricing of its tender offer for any and all of its $550 million outstanding 9 5/8% Series B Senior Subordinated Notes due 2009 (CUSIP No. 695156AD1, the "Notes").

        The tender offer and consent solicitation are being made upon the terms and subject to the conditions set forth in the Company's Offer to Purchase and Consent Solicitation dated June 23, 2003. Assuming the tender offer is not extended beyond the scheduled expiration time of 12:00 midnight, New York City time, on Monday, July 21, 2003, the total consideration for each $1,000 principal amount of Notes tendered and accepted for payment pursuant to the tender offer will be $1,102.40, plus accrued interest up to, but not including, the payment date. The total consideration includes a consent payment of $20 per $1,000 principal amount of Notes that will be paid only to holders that validly tendered (and did not validly withdraw) their Notes before 5:00 p.m., New York City time, on July 7, 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

    (C)
    Exhibits

    20.1
    Press Release dated July 17, 2003.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)
	By:	/s/ PAUL T. STECKO Chairman and Chief Executive Officer (Authorized Officer)
	By:	/s/ RICHARD B. WEST Senior Vice President, Chief Financial Officer, and Corporate Secretary (Principal Financial Officer)
Date: July 17, 2003

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  Item 5. Other Event
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES